UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 31, 2005
Commission File Number 0-49659

XRG, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	58-2583457 (IRS Employer Identification No.)

601 Cleveland Street, Suite 501-13, Clearwater, Florida (Address of principal executive offices)	33755 (Zip Code)
(727) 475-3060
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement
Item 2.04 Triggering Events to Accelerate or Increase a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangement
SIGNATURE

Item 1.02 Termination of a Material Definitive Agreement
•	Termination of Bently Companies Agency Agreement
     We have decided to terminate our relationship with J. Bently Companies. As of approximately December 16, 2005, we will no longer be operating under the Agency Agreement that was entered into with J. Bently Companies in June 2005. Accordingly, the revenues from J. Bently Companies will no longer be considered part of the XRG book of business. Although the operations of J. Bently Companies contributed to our revenues, the expenses and other costs associated with J. Bently Companies resulted in a negative contribution to our operating income.
•	Termination of Wachovia Banking Relationship
     On December 28, 2005, we received a letter from Wachovia Bank that it intends to terminate its banking and other financial relationships with XRG within next 30 days. Historically, this bank has allowed us to operate on the overdraft position, which has been a source of working capital. There is no assurance that we will be able to locate an alternative financial institution, which provides us with similar financial accommodations.
Item 2.04 Triggering Events to Accelerate or Increase a Direct Financial Obligation or an Obligation under Off-Balance Sheet
                  Arrangement
•	Interim Financing Arrangements with Barron Partners, LP
     In order to satisfy our interim working capital requirements, we have borrowed funds from Barron Partners, LP (“Barron”) our largest shareholder. The following table sets forth a summary of the date, amount, interest rate, collateral, and maturity dates relating to such borrowings:

		Interest		Initial	Extended
Date	Amount	Rate	Collateral	Maturity Date	Maturity Date
9/10/04	$225,809.86	6%	20 Trailers	3/31/05	12/31/05
10/01/04	166,275.00	6%	15 Tractors	3/31/05	12/31/05
2/23/05	1,180,000.00	10%	All Assets	4/23/05	12/31/05
3/03/05	800,000.00	10%	All Assets	5/01/05	12/31/05
6/02/05	1,250,000.00	10%	All Assets	12/31/05	N/A
7/29/05	600,000.00	18%	All Assets	12/31/05	N/A
11/18/05	30,000	18%	All Assets	3/31/06	N/A
     On May 20, 2005, we entered into a Promissory Notes Modification Agreement with Barron, extending the due date of all of the above Notes, until December 31, 2005. In connection with this arrangement, Barron agreed to subordinate its right of payment and interest on such Notes and other future indebtedness to Kenneth A. Steel, Jr., who is the holder of a $500,000 Promissory Note of XRG. We are obligated to use at least seventy percent (70%) of the proceeds from any debt on equity financings to repay these notes. All of these notes have cross-default provisions. We were unable to repay Barron by December 31, 2005. Accordingly, all of the above notes are now in default.

•	Restructured Arrangements with Kenneth A. Steel, Jr.
     On January 5, 2005 Mr. Steel, an existing shareholder advanced us $500,000 pursuant to a promissory note that was originally repayable on February 5, 2005. We did not pay this note as due and obtained an original extension through March 31, 2005. We have entered into a new restated promissory note with Ken Steel for $500,000, which was payable on December 31, 2005 and bears interest at 17%. Default interest is 24%. XRG has agreed to grant Mr. Steel a lien and security interest in its assets. Barron has agreed to subordinate repayment of principal and interest on all Barron notes to the repayment of Mr. Steel’s note. XRG paid Mr. Steel approximately $72,900 to satisfy past defaults and as forbearance consideration. Interest is payable monthly. During June 2005, the Company granted a warrant to this noteholder to acquire up to 1,000,000 shares of its Common Stock at an exercise price of $2.00 per share, subject to anti-dilution adjustment. This warrant was valued at $721,068 of which $500,000 was recorded as a discount on notes payable and $221,068 was recorded to a deferred equity account. These amounts will be amortized with interest expense over the life of the note. We were unable to repay Mr. Steel by December 31, 2005, and accordingly, his note is in default.
•	Our Failure to register shares has resulted in liquidated damages
     In February, 2005 we withdrew a registration statement filed under cover of Form SB-2 on behalf of certain selling shareholders. Our decision to withdraw this registration statement was predicated upon the restructuring of our operations and the need to raise additional capital. In connection with our restructuring we have entered into a waiver and extension of liquidated damages rights with all of the holders, who are entitled to liquidated damages in connection with the failure to register our securities on behalf of such selling shareholders. We are required to file a new registration statement on or before September 30, 2005 and to have such registration statement declared effective on December 31, 2005. If the new registration statement is not filed and declared effective by such dates, then the holders are entitled to the liquidated damages or penalties for failure to have such registration statement filed and declared effective, with such liquidated damages rights commencing as of September 30, 2005 or December 31, 2005 as applicable. There is no assurance that we will be able to timely prepare, file and have declared effective a new selling shareholder registration statement. Liquidated damages due Barron are approximately $292,500 per quarter. Liquidated damages due the other investors are approximately are approximately $20,000 per month. Although we filed a new registration statement before September 30, 2005, we were unable to have this registration statement declared effective before December 31, 2005. Accordingly, we are subject to the liquidated damages to the investors as described above.
•	Defaults under other promissory notes
     The holders of approximately $145,000 of outstanding promissory notes have obtained judgments against XRG for the principal amount of such notes plus accrued interests and other charges, which aggregate approximately $175,464. This amount bears interest at seven percent (7%). The judgments were entered into on December 21, 2005. $80,000 of other promissory notes are past the maturity dates of the notes. Our cash flow from operations was not sufficient to generate enough cash to pay off all of these obligations by December 31, 2005.
     We are currently in negotiations with Barron, Mr. Steel, the noteholders, and the other investors with liquidated damages rights regarding extension, forbearance, and modification of such parties’ rights. There is no assurance that we will be able to successfully renegotiate, extend or modify the rights of such individuals and entities. In addition, we may be required to issue additional equity securities or modify the terms of outstanding warrants in order to renegotiate or satisfy such obligations. Such modifications or additional issuance of equity securities would be extremely diluted to existing shareholders.

SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 3, 2006	XRG, INC.
	By:	/s/ Richard Francis
	Print Name:	Richard Francis
	Title:	Chief Executive Officer